Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEHMAN BROTHERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3216325
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

745 Seventh Avenue

New York, New York 10019

(Address of principal executive offices)

LEHMAN BROTHERS HOLDINGS INC. 2005 STOCK INCENTIVE PLAN

(Full title of the plan)

Thomas A. Russo, Esq.

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, New York 10019

(Name and address of agent for service)

Copy to:

Jeffrey A. Welikson, Esq.

Lehman Brothers Holdings Inc.

1301 Avenue of the Americas

New York, New York 10019

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee(5)
Common Stock, $.10 par value	75,000,000	$60.57	$4,542,750,000	$139,462.43
	28,000,000	$60.57	$1,695,960,000	$52,065.97
	4,500,000	$60.57	$272,565,000	$8,367.75
Total	107,500,000	$60.57	$6,511,275,000	$199,896.15

(1)	The securities to be registered include options and rights to acquire common stock.

(2)

This Registration Statement registers the issuance of 107,500,000 shares of common stock, par value $0.10 (“Common Stock”), of Lehman Brothers Holdings Inc. (the “Registrant”). Such number of shares represents an aggregate number of shares issuable pursuant to the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan (the “Stock Incentive Plan”), as follows: (A) 75,000,000 shares available for issuance that are among the shares expressly identified in the Stock Incentive Plan; (B) 28,000,000 shares (adjusted to give effect for the 2-for-1 stock split, effected in the form of a 100% stock dividend, which became effective April 28, 2006 (the “Stock Split”)) that, on the date that was immediately prior to the date of the expiration of the Lehman Brothers Holdings Inc. Employee Incentive Plan (the “Employee Incentive Plan”), were available for issuance and not otherwise subject to outstanding awards granted under the Employee Incentive Plan or that, as of such expiration date, were subject to awards granted and outstanding under the Employee Incentive Plan but which were subsequently not payable or distributable under such awards under any of the circumstances described in the Stock Incentive Plan; and (C) 4,500,000 shares (adjusted to give effect for the Stock Split) that, on the date that was immediately prior to the date of the expiration of the Lehman Brothers Holdings Inc. 1996 Management Ownership Plan (the “Management Ownership Plan”), were available for issuance and not otherwise subject to outstanding awards granted under the Management Ownership Plan or that, as of such expiration date, were subject to awards granted and outstanding under the Management Ownership Plan but which were subsequently not payable or distributable under such awards under any of the circumstances described in the Stock Incentive Plan.

(3)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(4)

Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Common Stock on the New York Stock Exchange on November 19, 2007.

(5)

$52,065.97 of the filing fee for Common Stock registered herein is offset pursuant to Rule 457(p) of the Securities Act of 1933 by filing fees previously paid with respect to unsold shares registered pursuant to the Registration Statement on Form S-8 filed by the Registrant, on December 13, 2004 for the Employee Incentive Plan (Registration No. 333-121193).

In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the Registrant’s effective Registration Statement on Form S-8, No. 333-130161, filed by the Registrant on December 6, 2005 (the “Earlier Registration Statement”).  The contents of the Earlier Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following information is not included in the Earlier Registration Statement and is therefore included herewith:

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Karen B. Corrigan, Vice President and Assistant Secretary of the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable.  Ms. Corrigan beneficially owns, or has the right to acquire under the Registrant’s employee benefit plans, an aggregate of less than 1% of the Registrant’s Common Stock.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 20, 2007.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Karen B. Corrigan
Name:	Karen B. Corrigan
Title:	Vice President and Assistant Secretary

POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas A. Russo, Jeffrey A. Welikson and Karen B. Corrigan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard S. Fuld, Jr.	Chairman of the Board of Directors	November 20, 2007
Richard S. Fuld, Jr.	and
Chief Executive Officer
(principal executive officer)

/s/ Christopher M. O’Meara	Chief Financial Officer, Controller	November 20, 2007
Christopher M. O’Meara	and Executive Vice President
(principal financial and accounting officer)

/s/ Michael L. Ainslie	Director	November 20, 2007
Michael L. Ainslie

/s/ John F. Akers	Director	November 20, 2007
John F. Akers

/s/ Roger S. Berlind	Director	November 20, 2007
Roger S. Berlind

/s/ Thomas H. Cruikshank	Director	November 20, 2007
Thomas H. Cruikshank

/s/ Marsha Johnson Evans	Director	November 20, 2007
Marsha Johnson Evans

/s/ Christopher Gent	Director	November 20, 2007
Sir Christopher Gent

/s/ Roland A. Hernandez	Director	November 20, 2007
Roland A. Hernandez

/s/ Henry Kaufman	Director	November 20, 2007
Henry Kaufman

/s/ John D. Macomber	Director	November 20, 2007
John D. Macomber

EXHIBIT INDEX

Exhibit	Description of Exhibit
Number

5.1

Opinion (and consent) of Karen B. Corrigan, Vice President and Assistant Secretary of Lehman Brothers Holdings Inc., as to the validity of the shares of Common Stock to which this Registration Statement relates.

23.1	Consent of Karen B. Corrigan, Vice President and Assistant Secretary of Lehman Brothers Holdings Inc. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).